UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 30, 2006

Date of Report (Date of earliest event reported)

Integrated Device Technology, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138

(Address of principal executive offices) (Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Transition Agreement

On June 15, 2005, Hock E. Tan entered into an employment agreement with Integrated Device Technology, Inc., a Delaware corporation (“IDT”) to act as chairman of the IDT board of directors and serve as an executive officer of IDT (the “Employment Agreement”). The Employment Agreement became effective on September 16, 2005 following the completion of IDT’s merger with Integrated Circuit Systems, Inc. (“ICS”). The Employment Agreement was filed as Exhibit 10.3 to IDT’s Registration Statement on Form S-4 (Registration No. 333-126831) filed on July 22, 2005, and is incorporated herein by reference.

On March 30, 2006, Mr. Tan entered into a transition agreement with IDT pursuant to which Mr. Tan will continue to serve as chairman of the IDT board of directors, but, effective March 31, 2006, Mr. Tan will no longer serve as an executive officer of the Company (the “Transition Agreement”). Under the terms of the Transition Agreement, Mr. Tan will continue to serve as chairman of the IDT board of directors for the original two-year term previously agreed to in the Employment Agreement, which term expires on September 15, 2007.

An amount equal to Mr. Tan’s base salary of $325,000 per year during the period from March 30, 2006 until September 15, 2007 will be paid by IDT pursuant to the Transition Agreement. The cash payment will be made in a lump sum on January 1, 2007. Mr. Tan’s outstanding stock options shall continue to vest in accordance with the terms of the IDT equity plans and stock option agreements pursuant to which they were granted. The Transition Agreement supersedes in its entirety the Employment Agreement.

The above summary is qualified in its entirety by the Transition Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01 Other Events

On March 30, 2006, IDT entered into a Transition Agreement with Mr. Tan, pursuant to which, effective March 31, 2006, Mr. Tan will continue to serve as non-executive Chairman of IDT’s board of directors but will no longer serve as an executive officer of IDT. Mr. Tan has served as an executive officer of IDT since IDT completed its merger with ICS on September 16, 2005. Mr. Tan’s primary responsibility as an executive officer was to assist in the transition and integration of the business and operations of ICS. Mr. Tan intends to remain actively engaged in IDT’s business in his capacity as non-executive Chairman, but with the integration work related to IDT’s merger with ICS substantially complete, he plans to pursue alternative employment opportunities.

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the plans for and integration of the ICS merger. These forward looking statements are only projections based on current information and expectations and involve a number of risks and uncertainties, including, but not limited to, the Company’s ability to fully implement the integration plan for ICS and the impact of the integration activities on IDT’s business and financial results. More information about potential factors that could affect the Company’s business and financial results is included in the “Factors Affecting Future Results” set forth in the Company’s filed Annual Report on Form 10-K for the fiscal year ended April 3, 2005, and the Company’s subsequent filings with the Securities and Exchange Commission. Actual results could differ materially from those set forth in the forward-looking statements as a result of such factors as well as other risks and uncertainties.

Item 9.01. Exhibits.

(d) Exhibits

10.1	Transition Agreement, dated March 30, 2006, by and between Integrated Device Technology, Inc. and Hock E. Tan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED DEVICE TECHNOLOGY, INC.

By:	/s/ Clyde R. Hosein
Clyde R. Hosein
Vice President and Chief Financial Officer
(duly authorized officer)

Date: March 30, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transition Agreement, dated March 30, 2006, by and between Integrated Device Technology, Inc. and Hock E. Tan.